SCHEDULE 14A

(Rule 14a-101)

 INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))

☒	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under Rule 14a-12

Bank of South Carolina Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIAL OF

BANK OF SOUTH CAROLINA CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 9, 2019

Dear Shareholder:

I cordially invite you to attend the Annual Meeting of Shareholders of Bank of South Carolina Corporation, to be held on April 9, 2019 at 2:00pm EST at 256 Meeting Street, Charleston, South Carolina 29401, for the following purposes:

1.	to elect eighteen Directors to our Board of Directors to serve a one-year term;

2.	to obtain advisory approval of the Company’s Executive Compensation;

3.	to obtain advisory approval of whether Shareholders should vote on the Company's Executive Compensation ("Say on Pay") proposal every one, two, or three years;

4.	to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2019;

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Board of Directors set the close of business on February 28, 2019 as the record date to determine the Shareholders who are entitled to vote at the Annual Meeting. Under rules of the Securities and Exchange Commission, we are providing access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet.

Although we would like each Shareholder to attend the Annual Meeting, we realize that for some of you this is not possible. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible through the Internet, by telephone or by signing, dating and mailing your proxy card in the enclosed postage-paid envelope. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. For specific instructions on voting, please refer to the instructions on the enclosed proxy card.

Our 2019 Proxy Statement and Annual Report for the year ended December 31, 2018 are available free of charge at http://www.banksc.com and http://www.proxyvote.com.

Your vote is very important, and I appreciate the time and consideration that I am sure you will give it.

On behalf of the Board of Directors

/s/ Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary
March 4, 2019

PROXY STATEMENT

FOR

THE ANNUAL MEETING OF SHAREHOLDERS

OF BANK OF SOUTH CAROLINA CORPORATION

 TO BE HELD ON APRIL 9, 2019

PROXY STATEMENT

The Board of Directors of the Bank of South Carolina Corporation (the “Company”) are using this Proxy Statement to solicit Proxies from its Shareholders for the 2019 Annual Meeting of Shareholders. The Company is making this Proxy Statement and the enclosed form of Proxy available to its Shareholders on or about March 4, 2019.

The information provided in this Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The Board encourages you to read it carefully.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

The Annual Meeting will be held as follows:

Date:	Tuesday, April 9, 2019

Time:	2:00 p.m. Eastern Standard Time

Place:	The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina

Matters to be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1:	To elect eighteen Directors of Bank of South Carolina Corporation to serve until the Company’s 2020 Annual Meeting of Shareholders;

Proposal 2:	To obtain advisory approval of the Company’s Executive Compensation;

Proposal 3:	To obtain advisory approval of whether Shareholders should vote on the Company's Executive Compensation ("Say on Pay") proposal every one, two, or three years;

Proposal 4:	To ratify the appointment by the Audit & Compliance Committee of the Company’s Board of Directors of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2019;

Proposal 5:	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS’ MEETING TO BE HELD APRIL 9, 2019

This Proxy Statement (providing important information for the Annual Meeting) and the Company’s Annual Report (which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission) accompany this Notice. The Proxy Statement and 2018 Annual Report to Shareholders are available at http://www.banksc.com and at http://www.proxyvote.com.

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Who is Entitled to Vote?

The Board of Directors of the Company has fixed the close of business on February 28, 2019, as the record date for Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. Only holders of record of Bank of South Carolina Corporation’s Common Stock on that date are entitled to notice of and to vote at the Annual Meeting. Each Shareholder is entitled to one vote for each share of Bank of South Carolina Corporation Common Stock that the Shareholder owns; provided, however, that the Shareholders have cumulative voting rights for the election of Directors. The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. On February 15, 2019, there were 5,515,515 shares of Bank of South Carolina Corporation’s Common Stock outstanding and entitled to vote at the Annual Meeting.

How Do I Vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways.

1.	You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions on the enclosed proxy card.

2.	You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.

3.	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States.

4.	You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all Shareholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials. You are a Shareholder of record if your shares of Bank of South Carolina Corporation Common Stock are held in your name. If you are a beneficial owner of Bank of South Carolina Corporation Common Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Bank of South Carolina Corporation Common Stock can only be voted if the Shareholder is present in person or by Proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, the Board recommends that you vote by Proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting if you are a Shareholder of record.

Voting instructions are included in this material. Shares of Bank of South Carolina Corporation Common Stock represented by properly executed Proxies will be voted by the individuals named on the Proxy (selected by The Board of Directors) in accordance with the Shareholder’s instructions. Where properly executed Proxies are returned with no specific instructions as how to vote at the Annual Meeting, the persons named in the Proxy will vote the shares “For” the proposals as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed Proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

As a Shareholder of Bank of South Carolina Corporation Common Stock, you may receive more than one Proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate Proxy cards to vote.

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What if My Shares Are Held in Street Name?

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Director Nominees. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your bank or broker was allowed to vote those shares on your behalf as they deemed appropriate. Due to changes in regulations, your bank or broker no longer has the ability to vote your uninstructed shares on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, no votes will be cast on your behalf.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares, are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

The solicitation of Proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the “Bank”), at no additional compensation over regular salaries. The cost of printing and mailing of all Proxy materials has been paid by the Company. Brokers and others involved in handling and forwarding the Proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by Proxy, of at least a majority of the shares of Bank of South Carolina Corporation Common Stock entitled to vote at the Annual Meeting as of the record date shall constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the Shareholders present or represented by Proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Will Cumulative Voting Apply for the Election of Directors?

The solicitation of Proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.

How will votes be counted?

With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Banks, brokers and other nominees who do not receive instructions with respect to Proposals 1, 2, 3, or 4 will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, abstentions and “broker non-votes” for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal. With respect to Proposal 1, the election of Directors of the Company, cumulative voting will be allowed and election will be by plurality of votes cast. With respect to Proposal 2, 3, and 4, each will be approved if more votes are cast for the proposal than votes cast against.

May I Revoke My Proxy?

Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

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PROPOSAL 1: ELECTION OF DIRECTORS:

Our by-laws provide for a Board of Directors consisting of not fewer than 15 individuals and not more than 25 individuals. The number of Directors may be increased or decreased from time to time by majority vote of the Board of Directors or the Shareholders.

The Board of Directors proposes that the eighteen nominees described below be elected for a new term expiring at the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, the Board of Directors, upon the recommendation of the Nominating Committee, may select different nominees for election as Directors.

The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below. Hugh C. Lane, Jr, an executive officer, Charles G. Lane, and William L. Hiott, Jr served as initial Directors of the Bank from October 22, 1986, when the Bank’s charter was issued until the first Annual Meeting of Shareholders on April 14, 1987, and were elected to serve a one-year term at such Annual Meeting and subsequent Annual Meetings. Hugh C. Lane, Jr, an executive officer, Charles G. Lane, and William L. Hiott, Jr were elected Directors of the Company upon its organization in 1995. Alan I. Nussbaum, MD was elected as a Director of the Company during 1999 and was elected to serve one-year terms at subsequent Annual Meetings. Dr. Linda J. Bradley McKee, CPA was elected as a Director of the Company during 2002 and was elected to serve one-year terms at subsequent Annual Meetings. Graham M. Eubank, Jr., Richard W. Hutson, Jr. and Malcolm M. Rhodes, MD were elected pursuant to the By-Laws of the Company on December 16, 2004, and were elected to serve one-year terms at subsequent Annual Meetings. Fleetwood S. Hassell, an executive officer, was elected by the Shareholders on April 11, 2006 at the Annual Meeting, and was elected to serve one-year terms at subsequent Annual Meetings. Glen B. Haynes, DVM was elected by the Shareholders on April 10, 2007, at the Annual Meeting and was elected to serve one-year terms at subsequent Annual Meetings. David W. Bunch was elected by the Shareholders on April 14, 2009, at the Annual Meeting and was elected to serve one-year terms at subsequent Annual Meetings. Sheryl G. Sharry was elected by the Shareholders on April 13, 2010, and was elected to serve one-year terms at subsequent Annual Meetings. Steve D. Swanson served on the Board from 2002 to 2007. Mr. Swanson rejoined the Board of Directors after being elected by the shareholders on April 12, 2011, and was elected to serve one-year terms at subsequent Annual Meetings. Douglas H. Sass, an Executive Officer, and Elizabeth M. Hagood were elected by the Shareholders on April 9, 2013, and were elected to serve a one-year term at subsequent Annual Meetings. Karen J. Phillips was elected to serve on the Board of Directors by the Shareholders on April 11, 2017. Susanne K. Boyd and Eugene H. Walpole, IV, Executive Officers, were elected by the Shareholders on April 10, 2018.

The Board of Directors believes that it is necessary for each of our Directors to possess many qualities and skills. When searching for new candidates, the Nominating Committee considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. The Board of Directors also believes that all Directors must possess a considerable amount of business management (such as experience as a Chief Executive Officer or Chief Financial Officer) and educational experience. The Nominating Committee first considers management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing Shareholder value when considering Director candidates. The Nominating Committee focuses on issues of diversity, such as diversity in gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the Board Members represent diverse viewpoints. In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

Certain information with respect to each of the nominees is set forth below, including his or her principal occupation, qualifications, and directorships during the past five years. The nominees were each recommended to the Board of Directors by the Nominating Committee whose goal is to assemble a Board that operates cohesively, encourages candid communication and discussion, and focuses on activities that help us maximize Shareholder value. The Nominating Committee also looks at the individual strengths of Directors, their ability to contribute to the Board, and whether their skills and experience complement those of the other Directors.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

Executive Officer Directors and Nominees

Susanne K. Boyd	Age 42	First elected to the Board 2018

Ms. Boyd has been with the Bank since 1997 and has served as the Courier Teller, Check Card Specialist, Electronic Banking Officer, Information Security Officer, Assistant Vice President, Vice President, and Senior Vice President of Operations and Technology. She has served as the Chief Operating Officer for the Bank and the Corporation since November 2015 and was named Executive Vice President for the Bank and Corporation in December 2017. Ms. Boyd is a graduate of College of Charleston, South Carolina Bankers School and Georgia Bankers Association Southern Operations and Technology School. She has received training in Information Security, Administration of the Bank’s core system, Internet Banking Compliance and Cyber Crime and is a Certified Regulatory Vendor Program Manager. Ms. Boyd has served on the South Carolina Bankers Association Operations Committee and has been a member of the Infragard South Carolina Chapter. Ms. Boyd serves on the Executive/Long-Range Planning Committee and Asset Liability/Investment Committee.

The Nominating Committee recommends the re-election of Ms. Boyd to the Board of Directors given her broad and unique experience in banking, in-depth knowledge of the technology and its risks related to banks, and continued commitment to the success of the Company.

Fleetwood S. Hassell	Age 59	First elected to the Board 2006

Mr. Hassell has been with the Bank since its organization in 1986. During his career of over thirty five years in banking, Mr. Hassell has held the position of Assistant Vice President, Vice President, Senior Vice President, Executive Vice President, Senior Lender, and now, the President/Chief Executive Officer. Born and raised in Charleston, SC, Mr. Hassell earned a BS and MBA from the University of South Carolina School of Business. He was elected to the Board of Directors of the Bank and the Company in 2006. Currently, Mr. Hassell serves on the College of Charleston Foundation Board, the Association of the Blind and Visually Impaired Board, the South Carolina Bankers Association Board, and the Trident United Way Board. Mr. Hassell previously served on the South Carolina State Board of Financial Institutions. Mr. Hassell serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

Given Mr. Hassell’s experience in banking, his strong background in commercial lending and business development and his current participation and contributions made to the Board of Directors and its committees, the Nominating Committee recommends his re-election to the Board.

Hugh C. Lane, Jr.	Age 71	First elected to the Board 1995

Mr. Lane, brother of Charles G. Lane, organized the Bank in 1986, where he served as President/Chief Executive Officer of the Bank from 1986 until 2012. He served as Chairman of the Board of Directors of the Bank since its organization in 1986, and Chairman of the Board of Directors of the Company since its organization in 1995. Mr. Lane was born in Charleston, SC. He earned a BA in economics from the University of Pennsylvania. Mr. Lane began his banking career at Citizens and Southern National Bank of Georgia in Atlanta. His banking career also included working in the Bond, Leasing, and International Departments at the Chemical Bank in New York, City Executive of Citizens and Southern National Bank, Sumter South Carolina, and Executive Vice President, heading the Citizens and Southern National Bank’s Southern Region. Mr. Lane also served on the Board of Directors of Citizens and Southern National Bank of South Carolina for 14 years. Mr. Lane formerly served as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. In addition to his responsibilities at The Bank of South Carolina, Mr. Lane is currently the Chairman of the Charleston County Conservation Board, Vice Chairman of the Baruch Foundation, and Treasurer of Board of Trustees of Ashley Hall School. He has been the recipient of Honorary Doctorates from Charleston Southern University, The Citadel, and Wofford College. He has also received the “Distinguished Citizen Award” from Wofford College National Alumni Council, the Avery Citizenship Award for outstanding community service, the Joseph P. Riley Leadership Award, and the Order of the Palmetto presented by the Governor of South Carolina. In 2015, Mr. Lane was inducted into the South Carolina Business Hall of Fame. Mr. Lane serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

The Nominating Committee recommends the re-election of Mr. Lane to the Board of Directors based on his unique and valuable perspective relevant to our Bank’s business and financial performance and strong commitment to the local community. In addition, the Committee considered his current contribution to the Board and his continued devotion to serving the Shareholders of the Company.

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Douglas H. Sass	Age 61	First Elected to the Board 2013

Mr. Sass joined the Bank in January 1994. He has thirty five years of experience in banking and oversaw the implementation of the Bank’s Real Estate Appraisal Review Program. He has served in various officer level positions at the Bank, including Security Officer, Appraisal Officer, and CRA Officer before becoming Executive Vice President and Senior Lender in April of 2012. Additionally, he oversees the Bank’s Loan Department, Credit Department, and Mortgage Origination Department. Mr. Sass serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mr. Sass is a native of Charleston and a graduate of The Citadel with a degree in Business Administration. He is a graduate of the South Carolina Bankers School at the University of South Carolina and The Graduate School of Bank Management at the University of Virginia. Mr. Sass currently serves as President of The Charleston Museum and is a member of the Board of the Regents Tri-County Family Ministries and is active in other various civic organizations. Mr. Sass serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

Based on Mr. Sass’s experience in banking, appraisals, his robust background in commercial lending and business development, and his continued devotion to the success of the Company, the Nominating Committee recommends his re-election to the Board.

Eugene H. Walpole, IV	Age 34	First elected to the Board 2018

Mr. Walpole joined the Bank in September 2012. Since that time, he has served as an Assistant Vice President, Vice President, and Senior Vice President in the role of Risk Management Officer. In March 2016, Mr. Walpole was named Chief Financial Officer of the Bank and Corporation and, in December 2017, was named Executive Vice President of the Bank and Corporation. Mr. Walpole also serves as Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Prior to joining the Bank, Mr. Walpole spent four years performing financial statement audits, regulatory filing reviews, and Sarbanes-Oxley 404 compliance testing for publicly traded and privately held financial institutions. Mr. Walpole is a Charleston native and graduate of Presbyterian College, University of South Carolina, and South Carolina Bankers School. He holds the designations of Certified Public Accountant, Certified Financial Services Auditor, and Certification in Risk Management Assurance. Mr. Walpole has served on various committees of the South Carolina Bankers Association and is an active member of the local community. He currently serves as a board member of the Lowcountry Land Trust and the Coastal Conservation Association of South Carolina. Mr. Walpole serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Community Reinvestment Act Committee, and Loan Committee.

The Nominating Committee recommends the re-election of Mr. Walpole to the Board of Directors given his experience in banking, in-depth knowledge of the financials of the Company, commitment to the local community, and continued devotion to the success of the Company.

Non-Employee Directors

David W. Bunch	Age 68	First elected to the Board 2009

Mr. Bunch has been a member of the Board of Directors of the Bank and the Company since 2009. He was born in Charleston, South Carolina and graduated from Clemson University. He has been employed by XO Bunch Organizations since 1973, serving as President, Hughes Motors, Inc.; Vice-President, Bunch Leasing Co.; Vice-President, Florence Truck Center, Inc.; Partner, Bunch Truck & Equipment, LLC; Partner, Bunch & Sons-Real Estate; Managing member, Wando Properties, LLC; and President, Double D Leasing Co., Inc. In addition to serving on the Board of Directors of the Bank and Company, Mr. Bunch serves as Chairman of the Loan Committee and Community Reinvestment Act Committee and also serves on the Audit & Compliance Committee.

The Nominating Committee recommends the re-election of David Bunch to the Board of Directors based on his valuable knowledge of business and his participation on the Loan, Community Reinvestment Act, and Audit & Compliance Committees.

Graham M. Eubank, Jr.	Age 51	First elected to the Board 2005

Mr. Eubank has been a member of the Board of Directors of the Bank and the Company since 2005. He was born in Fayetteville, North Carolina and raised in Charleston, South Carolina. He received a BS in Management from Clemson University. He is also a graduate of the National Automobile Dealers Association Dealer Candidate Academy. In 1992, Mr. Eubank began working with his family’s business, Palmetto Ford, Inc., where he has held various positions including New Car Sales Manager, Used Car Sales Manager and Parts and Service Director. Currently Mr. Eubank is President and CEO of the Palmetto Car and Truck Group which is comprised of Ford, Lincoln, Mama’s Used Cars and Quick Lane Auto and Tire Center. In addition to serving on the Board of Directors of the Bank and the Company, Mr. Eubank currently serves on the Nominating Committee and is the Chairman of the Compensation Committee.

As a local business owner, Mr. Eubank provides an important perspective on economic issues relevant to our community and company, which is why the Nominating Committee recommends Mr. Eubank for re-election to the Board of Directors.

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Elizabeth M. Hagood	Age 57	First elected to the Board 2013

Mrs. Hagood is the former Executive Director of the Lowcountry Land Trust.  Mrs. Hagood grew up in Charlotte, NC and graduated from Davidson College with a BA in 1983 and the Darden School of Business at the University of Virginia with a MBA in 1989. Mrs. Hagood currently serves on the Boards of the Preservation Society of Charleston, Life Resources, Inc., Open Space Institute Advisory Board, Lowcountry Open Land Trust, and the Charleston County Greenbelt Advisory Board. In addition to serving on the Board of Directors of the Bank and Company, Ms. Hagood serves on the Loan Committee, Community Reinvestment Act Committee, and the Nominating Committee.

Her education, distinct perspective on social responsibility and diversity, experience on various committees within the organization, and continued service to the Charleston community through her leadership roles in various organizations, led the Nominating Committee to recommend Mrs. Hagood for re-election to the Board of Directors.

Glen B. Haynes, DVM	Age 64	First elected to the Board 2007

Dr. Haynes has been a member of the Board of Directors of the Bank and the Company since 2007. He was born in Charlottesville, Virginia and has lived in Summerville, South Carolina for 33 years. He graduated from Virginia Tech with a BS in Biology. He received a DVM from the University of Georgia. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Haynes has served as President of the Summerville Rotary Club, President of Frances Willis SPCA, Chairman of the South Carolina Board of Veterinary Medical Examiners, and President of Trident Veterinary Medical Association. Dr. Haynes is a member of the American Veterinary Medical Association and a member of St. Paul’s Anglican Church where he has served on the vestry. Currently, Dr. Haynes is Chairman of the Frances Willis SPCA Endowment Board and is a construction volunteer for Habitat for Humanity. In addition to serving on the Board of Directors of the Bank and Company, Dr. Haynes serves on the Loan Committee, Community Reinvestment Act Committee, and the Nominating Committee.

In recommending Dr. Haynes for re-election to the Board of Directors, the Nominating Committee considered this experience as well as his strong ties to the Summerville community and his work ethic demonstrated in running his own practice.

William L. Hiott, Jr.	Age 74	First elected to the Board 1995

Mr. Hiott was with the Bank from its organization in 1986 until his retirement in 2011. He held various positions including the Executive Vice President and Cashier of the Bank and the Executive Vice President and Treasurer of the Company. He has served on the Board of Directors of the Bank since its organization in 1986 and the Company since its organization in 1995. He received a BS in Accounting from Charleston Southern University and is a graduate of South Carolina Bankers School and the University of Wisconsin’s Bank Administration Graduate School. Mr. Hiott is a member of the Board of Directors of the Harry Hampton Wildlife Fund. In addition to serving on the Board of Directors of the Bank and Company, Mr. Hiott serves on the Asset Liability/Investment Committee, Community Reinvestment Act Committee, Loan Committee, Audit & Compliance Committee, Executive/Long-Range Planning Committee, and Compensation Committee.

The Nominating Committee recommends Mr. Hiott for re-election to the Board of Directors based on his experience in banking, in-depth knowledge of the financials of the Company, his strong commitment to the local community, and his current contributions to the Board of Directors.

Richard W. Hutson, Jr.	Age 62	First elected to the Board 2005

Mr. Hutson has been a member of the Board of Directors of the Bank and Company since 2005. He received a BA from The University of the South. Mr. Hutson is the Manager of William M. Means Insurance Company. Mr. Hutson has served on the Boards of the South Carolina Historical Society and the Historic Charleston Foundation. He has served as President of the South Carolina Historical Society. Mr. Hutson serves on the Asset Liability/Investment Committee in addition to the Board of Directors of the Bank and Company.

The Nominating Committee recommends Mr. Hutson for re-election to the Board due to his business experience, commitment to the Bank and Company and strong ties to the Charleston community.

Charles G. Lane	Age 64	First elected to the Board 1995

Mr. Lane is the brother of Hugh C. Lane, Jr. and has been a member of the Board of Directors of the Bank since its organization in 1986, and a member of the Board of Directors of the Company since its organization in 1995 and has devoted nearly thirty years to ensuring the success of the Company. He is a graduate of Clemson University. Mr. Lane is a Managing Member of Holcombe, Fair and Lane, LLC - a commercial real estate company. He serves on the Board of Directors of the Center for Humans and Nature. He currently serves on the Executive/Long-Range Planning Committee, Asset Liability/Investment Committee, Loan Committee, and Community Reinvestment Act Committee.

Mr. Lane’s expertise in the real estate market and the local community have been valuable to the Board in its decision-making and is why the Nominating Committee recommends his re-election.

Linda J. Bradley McKee, PhD, CPA	Age 68	First elected to the Board 2002

Dr. McKee has been a member of the Board of Directors of the Bank and Company since 2002. Dr. McKee earned a BS in Mathematics from the University of Texas at Arlington, a MS in Accounting from Texas Tech, and a PhD in Accounting from the University of North Texas. She is an Adjunct Professor of Accounting at the College of Charleston as well as President of the Charleston Estate Planning Council and Program Director of Charleston Tax Roundtable. In addition to serving on the Board of Directors of the Bank and the Company, Dr. McKee serves on the Audit & Compliance Committee.

Dr. McKee is considered by the Board of Directors to be a financial expert under applicable guidelines of the Securities and Exchange Commission. She has an extensive background in accounting and taxation and has been an asset to the Board of Directors and the Audit & Compliance Committee. For the above reasons, the Nominating Committee recommends Dr. McKee for re-election to the Board of Directors.

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Alan I. Nussbaum, MD	Age 67	First elected to the Board 1999

Dr. Nussbaum has been a member of the Board of Directors of the Bank since 1999. He received a BA from Johns Hopkins University and a MD from Harvard Medical School. Dr. Nussbaum completed his internship and residency in Internal Medicine at Duke University Medical Center. In addition, Dr. Nussbaum completed a Fellowship in Rheumatology and Immunology at the Medical University of South Carolina and has practiced rheumatology in Charleston since 1982. Dr. Nussbaum serves as a Lead Director of the Bank and Company. He is the Chairman of the Executive/Long-Range Planning Committee and serves on the Asset Liability/Investment Committee and Compensation Committee.

The Nominating Committee recommends the re-election of Dr. Alan Nussbaum to the Board of Directors based on the commitment that he has made to the Board of Directors, community involvement, and knowledge of the Company.

Karen J. Phillips	Age 58	First elected to the Board 2017

Mrs. Phillips received a BA in Political Science from The University of the South and an MBA in Finance from The University of South Carolina. She is a Certified Financial Planner ® and is President of Atlantic Coast Asset Management, Inc., a financial management firm. She is a member of the Board of Directors of Kanuga Conferences, Inc. and Life Resources, Inc., and the past Chairman of the Board of Trustees of Ashley Hall School, where she currently serves as a Trustee. In addition to serving on the Board of Directors of the Bank and Company, Mrs. Phillips serves on the Audit & Compliance Committee, Loan Committee, and Community Reinvestment Act Committee.

The Nominating Committee recommends Mrs. Phillips for re-election due to her leadership within the community, financial expertise, and unique perspective relevant to financial performance.

Malcolm M. Rhodes, MD	Age 60	First elected to the Board 2005

Dr. Rhodes has been a member of the Board of Directors of the Bank and Company since 2005. He received a BA from Duke University and a MD from the Medical University of South Carolina. He is a Fellow of the American Board of Pediatrics and has been a partner at Parkwood Pediatric Group since 1988. He is on the clinical faculty at MUSC and Bon-Secours St. Francis Hospitals. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Rhodes represents South Carolina on the Atlantic States Marine Fisheries Commission.

The Nominating Committee recommends the re-election of Dr. Rhodes to the Board of Directors based on his knowledge of business including running a medical practice and involvement with several local hospitals.

Sheryl G. Sharry	Age 64	First elected to the Board 2010

Mrs. Sharry was with the Bank since its organization in 1986 until her retirement in 2014. She held various positions in the Bank, including but not limited to Assistant Vice President – Operations Department, Vice President – Operations & Technology, Senior Vice President – Operations & Technology, and Chief Financial Officer/Executive Vice President. Mrs. Sharry serves as a Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mrs. Sharry became a member of the Board of Directors of the Bank and Company in 2010. She is a graduate of the College of Charleston, South Carolina Bankers School, and the School of Bank Investments and Financial Management. In addition to serving on the Board of Directors of the Bank and the Company, Mrs. Sharry serves on the Executive/Long-Range Planning Committee and Asset Liability/Investment Committee.

Mrs. Sharry is recommended for re-election to the Board of Directors by the Nominating Committee based on her strong background in operations and technology of the Company, experience in banking, valuable knowledge of financial reporting and performance of the Company, and continued devotion to the success of the Company.

Steve D. Swanson	Age 51	First elected to the Board 2002-2007; Re-elected 2011

Mr. Swanson founded Automated Trading Desk, a pioneering electronic trading firm based in South Carolina. As President and CEO, Mr. Swanson grew the business from pure proprietary trading to creating a fully automated market maker servicing the broker-dealer community. After its acquisition by Citigroup in 2007, Mr. Swanson became responsible for global equity and option electronic trading operations. Mr. Swanson serves on the Board of MedTrust Medical Transport, Trident United Way, Charleston Angel Partners, the College of Charleston Foundation, the College of Charleston School of Business Board, the Honors College Advisory Board, and the Board of Trustees of South Carolina State University. Mr. Swanson previously served on the Board of SnapCap. In addition to serving on the Board of Directors of the Bank and the Company, Mr. Swanson serves as the Chairman of the Audit & Compliance Committee and serves on the Executive/Long-Range Planning Committee.

Based on Mr. Swanson’s extensive experience in both starting and running a business, valuable perspective on economic issues relevant to our Company, professional perception on financial reporting, and his extensive community involvement, the Nominating Committee recommends Mr. Swanson for re-election to the Board of Directors.

8

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 31, 2018, information regarding share ownership of:

●	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of our common stock;
●	each non-employee Director; and
●	each employee Director (including Director nominees).

Persons and groups who beneficially own more than five percent of our common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934 (“Exchange Act”). To the extent known to the Board of Directors, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares our common stock as of the close of business on December 31, 2018.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d(3) of the Exchange Act, a person is deemed the beneficial owner of any shares of Common Stock if he or she has voting and/or investment power with respect to those shares. Therefore, the tables below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

The table below shows the security ownership of certain beneficial owners of more than 5 percent of any class of Common Stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Hugh C. Lane, Jr.(1) 256 Meeting Street Charleston, South Carolina 29401	820,108	(2)	14.19%
Common Stock	The Bank of South Carolina Employee Stock Ownership Plan and Trust (“the ESOP”) 256 Meeting Street Charleston, South Carolina 29401	308,613	(3)	5.34%

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The table below shows the security ownership of management, directors, and nominees.

Title of class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Officers/Directors
Common Stock	Hugh C. Lane, Jr.(1)	820,108	(2)	14.19%
Common Stock	Fleetwood S. Hassell(3)	118,434	(4)	2.05%
Common Stock	Susanne K. Boyd	7,633	(4)	*
Common Stock	Douglas H. Sass(3)	37,736	(4)	*
Common Stock	Eugene H. Walpole, IV(3)	5,592	(4)	*
Current Directors
Common Stock	David W. Bunch	2,120		*
Common Stock	Graham M. Eubank, Jr.	1,041		*
Common Stock	Elizabeth M. Hagood	121		*
Common Stock	Glen B. Haynes, DVM	8,173		*
Common Stock	William L. Hiott, Jr.	208,571	(4)	3.61%
Common Stock	Richard W. Hutson, Jr.	7,231		*
Common Stock	Charles G. Lane(1)	254,736	(4)	4.41%
Common Stock	Dr. Linda J. Bradley McKee, CPA	2,855		*
Common Stock	Alan I. Nussbaum, MD	4,302		*
Common Stock	Karen J. Phillips	6,624	(4)	*
Common Stock	Edmund Rhett, Jr. MD	7,554	(4)	*
Common Stock	Malcolm M. Rhodes, MD	4,918		*
Common Stock	Sheryl G. Sharry	99,837		1.73%
Common Stock	Steve D. Swanson	16,538		*
	Total	1,614,124		27.94%

*	Represents less than 1%
(1)	To the extent known to the Board, the emancipated children and grandchildren of Hugh C. Lane, Jr. and Charles G. Lane, collectively, have beneficial ownership of 455,507 shares or 7.88% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr., is the only one of the above who has a beneficial ownership interest in more than 5% percent of our common stock. Hugh C. Lane, Jr., disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as Trustee or she serves as custodian (as more fully described in the following footnote).

(2)	To the extent known to the Board, Hugh C. Lane, Jr., Chairman of the Board of both the Bank and the Company, directly owns and has sole voting and investment power with respect to 294,025 shares; as a Trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 13,084 shares; he is indirectly beneficial owner of 16,986 shares owned by his wife and 44,653 shares owned by the ESOP in which he has a vested interest. Hugh C. Lane, Jr., disclaims any beneficial interest in the 481,430 shares owned by extended family members. All of the shares beneficially owned by Hugh C. Lane, Jr., are currently owned. Hugh C. Lane, Jr., has had beneficial ownership of more than 5% of our common stock since October 23, 1986.

(3)	The Trustees of the Employee Stock Ownership Plan (“ESOP’), Fleetwood S. Hassell, President/Chief Executive Officer and Director of the Bank and Company; Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President and Director of the Bank and Company; Douglas H. Sass, Senior Lender/Executive Vice President and Director of the Bank and Company; and Sheryl G. Sharry, Director of the Bank and Company disclaim beneficial ownership of the 308,613 shares owned by the ESOP with all shares allocated to members of the Plan each of whom under the terms of the Plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised.

(4)	To the extent known to the Board of Directors, each of the following Directors and nominees for election as Director (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Fleetwood S. Hassell - an aggregate of 56,135 shares owned by his wife; held by him as a co-Trustee with Charles G. Lane for the children of Hugh C. Lane, Jr.; and shares owned by the ESOP in which he has a vested interest; Douglas H. Sass – an aggregate of 19,736 shares owned by the ESOP in which he has a vested interest and held by his wife; William L. Hiott, Jr. - an aggregate of 10,713 shares directly owned by his wife; Charles G. Lane - an aggregate of 61,384 shares owned by his wife; held by him as a co-Trustee with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr.; held by him as a Trustee of Mills Bee Lane Memorial Foundation; and held by him as a Trustee of Holcombe Trust; Karen J. Phillips – 3,649 shares owned by her husband; Edmund Rhett, Jr., MD – 1,005 shares owned by his wife; Susanne K. Boyd – an aggregate of 6,063 shares owned by children and shares owned by the ESOP in which she has a vested interest; Eugene H. Walpole, IV- 2,010 shares owned by the ESOP in which he has a vested interest. All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors.

No Director or Executive Officer was involved in or has any pending legal proceedings related to bankruptcy, securities, or commodities laws nor have any members been convicted in criminal proceedings in the past 10 years.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Introduction

The Company’s Board of Directors conducts its business through Board meetings and through its committees. Hugh C. Lane, Jr. presently serves as Chairman of the Board of Directors. The Board of Directors of the Company held six meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2018. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

Change in Bylaws

The Company and the Bank each amended their bylaws on December 21, 2018 to (i) prohibit the offices of Chairman and President/Chief Executive Officer be held by the same person and (ii) provide that the President/Chief Executive Officer will report to the Chairman.

Director Independence: The Board of Directors is comprised of a majority of independent Directors in compliance with SEC and National Association of Securities Dealers Automated Quotations (“NASDAQ”) rules. All members of the Audit & Compliance Committee, the Compensation Committee, and the Nominating Committee are independent pursuant to SEC and NASDAQ rules. The members of these committees do not have any relationship to the Bank or Company that may interfere with the exercise of their independence from management. None of the members of the Nominating Committee are current or former officers or employees of the Bank or Company. One member of the Compensation Committee and Audit & Compliance Committee, William L. Hiott, Jr., retired from the Bank in April 2010. Two members of the Executive/Long-Range Planning Committee, William L. Hiott, Jr. and Sheryl G. Sharry, retired from the Bank in April 2010 and 2016, respectively. All members of the Board of Directors are independent except Hugh C. Lane, Jr., Chairman of the Board, Fleetwood S. Hassell, President/Chief Executive Officer, Douglas H. Sass, Senior Lender/Executive Vice President, Susanne K. Boyd, Chief Operations Officer/Executive Vice President, Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President and Charles G. Lane, brother of Hugh C. Lane, Jr.

Board of Directors

Our Board of Directors conducts its business through meetings and through its committees. Hugh C. Lane, Jr., presently serves as Chairman of the Board. The Board of Directors of the Company held six meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2018.

Board Leadership Structure

The Board of Directors believes that Hugh C. Lane, Jr., is the best person to serve as Chairman because he is the Director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the company and industry, while Hugh C. Lane, Jr., brings company-specific experience and expertise. The Board of Directors believe that the combined experience as Chairman and past President/Chief Executive Officer promotes strategic development and executions, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of the Chairman and an independent Lead Director, having the duties described below, is in the best interest of Shareholders as it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Alan I. Nussbaum, MD, an independent Director was selected by the Board of Directors to serve as the Lead Director of all meetings of the non-management Directors held in executive session. Dr. Nussbaum has held this position since April 12, 2011. Non-management Directors of the Board of Directors are required to meet on a regular scheduled basis without the presence of Directors that are not considered independent (IM-5605-2 NASDAQ Corporate Governance Rules). The Lead Director chairs these sessions.

Risk Management

The Board of Directors has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Audit & Compliance Committee oversees the management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, Lauren Nilan, CPA, serves as Risk Management Officer/Senior Vice President overseeing our internal controls.

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Committees and Committee Charters

The Board of Directors of the Company has four standing committees: the Executive/Long-Range Planning Committee, the Compensation Committee, the Nominating Committee, and the Audit & Compliance Committee. Each committee serves in a dual capacity as a committee of the Company and the Bank.

The following table lists the membership of the standing committees of the Board of Directors of the Company.

Director	Audit & Compliance	Executive/Long-Range Planning	Compensation Committee	Nominating Committee
Susanne K. Boyd		●
David W. Bunch	●
Graham M. Eubank, Jr			●	●
Elizabeth M. Hagood				●
Fleetwood S. Hassell		●
Glen B. Haynes, DVM				●
William L. Hiott, Jr.	●	●	●
Richard W. Hutson, Jr.
Charles G. Lane		●
Hugh C. Lane, Jr.		●
Dr. Linda J. Bradley McKee, PhD, CPA	●
Alan I. Nussbaum, MD		●	●
Karen J. Phillips	●
Edmund Rhett, Jr., MD		●		●
Malcolm M. Rhodes, MD
Douglas H. Sass		●
Sheryl G. Sharry		●
Steve D. Swanson	●	●
Eugene H. Walpole, IV		●

Audit & Compliance Committee

The Audit & Compliance Committee members are appointed and approved by the Board of Directors annually. The Audit & Compliance Committee is to be comprised of not less than four members of the Board or such larger number as approved by the Board of Directors. During 2018, the Audit & Compliance Committee held four meetings. Members are considered to be independent of the Company under applicable rules and regulations, including Rule 4200(a)(15) of NASDAQ. The Board of Directors has determined that Linda J. Bradley McKee, PhD, CPA, qualifies as a financial expert under the applicable guidelines of the Exchange Act.

The Audit & Compliance Committee operates under a written Charter adopted by the Board of Directors which is renewed and reassessed for adequacy on an annual basis. The Charter outlines the Committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts including: reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all examinations required by law are performed. The Board of Directors may amend the Charter at any time. The most recent Audit & Compliance Committee Charter may be obtained at our Internet website http://www.banksc.com.

The Audit & Compliance Committee recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plan, and reviews with the independent auditors the results of the audit and management’s response.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2018

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report thereon. The Audit & Compliance Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit & Compliance Committee has met and held discussions with management and Elliott Davis, LLC, our independent auditors, in 2018. In discharging its oversight responsibility as to the audit process, the Audit & Compliance Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit & Compliance Committee concerning independence and has discussed with the independent auditors their independence from the Company and management. The Audit & Compliance Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls. The Audit & Compliance Committee reviewed with the independent auditor their audit plans, audit scope and identification of audit risks.

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The Audit & Compliance Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in the PCAOB Auditing Standard 16, as modified or supplemented, “Communications with Audit Committees,” and Rule 2-07 of Regulation S-K, promulgated by the SEC, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit & Compliance Committee also discussed the results of the internal audit examinations.

The Audit & Compliance Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018, with management and the independent auditors.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit & Compliance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its annual Report on Form 10-K for the year ended December 31, 2018, for the filing with the SEC. During 2018, the Committee appointed Elliott Davis, LLC as our independent auditors for the year ending December 31, 2018.

Submitted by:

Steve D. Swanson, Chairman

David W. Bunch

William L. Hiott, Jr.

Dr. Linda J. Bradley McKee, CPA

Karen J. Phillips

Executive/Long-Range Planning Committee

The Executive/Long-Range Planning Committee consists of our President/Chief Executive Officer, Chairman, Senior Lender/Executive Vice President, Chief Operating Officer/Executive Vice President, Chief Financial Officer/Executive Vice President and six designated Directors. Alan I. Nussbaum, MD, an independent Director, serves as Chairman of the Committee. During 2018, the Executive/Long-Range Planning Committee held one meeting. In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Committee acts on behalf of the entire Board of Directors between the regular Board meetings.

Compensation Committee

The Compensation Committee consists of three independent Directors appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee also functions as the Compensation Committee of the Bank. The duties and responsibilities of the Compensation Committee are as follows:

●	to review and approve compensation of the Executive Officers in light of our goals and objectives (Executive Officers may not be present during voting or deliberations on their compensation);
●	to oversee regulatory compliance and risk management with respect to compensation matters;
●	to make regular reports to the Board of Directors.
●	to review and approve the Report of Compensation for inclusion in our annual Proxy Statement, in accordance with applicable rules and regulations;
●	to review and approve the Compensation Discussion and Analysis of the Company’s annual Proxy Statement, and recommend to management that it be included in the annual Proxy Statement; and
●	to perform any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time.

The Compensation Committee’s policies and procedures for decisions did not change since the positive advisory vote by the shareholders on the compensation of the most highly compensated Executive Officers at the Annual Meeting held April 11, 2016.

The Board of Directors has determined that each of the Directors serving on our Compensation Committee is independent and satisfies other requirements imposed by:

●	NASDAQ;
●	The Exchange Act and the rules and regulations of the SEC under the Exchange Act; and
●	Any other laws, rules or regulations applicable to us.

The Compensation Committee has sole discretion to hire, retain, terminate and approve fees and other retention terms of independent legal, accounting or other advisors (including compensation consultants) as it deems appropriate without management or Board approval. In doing so, the Compensation Committee shall comply with all applicable rules of the SEC or NASDAQ. The Committee met one time in 2018 and did not consult independent legal counsel or compensation consultants. The most recent Compensation Committee charter may be obtained at our website http://www.banksc.com.

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Nominating Committee

The Nominating Committee consists of four independent Directors. The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors. The Nominating Committee has adopted a written Charter. A copy of this Charter may be obtained at our website http://www.banksc.com. The Nominating Committee met once time during 2018.

Nominations, other than those made by the Nominating Committee, may be made in writing and delivered or mailed to the President/Chief Executive Officer of the Company not less than 14 days or no more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President/Chief Executive Officer of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed. Nominations not made according to these procedures will be disregarded.

The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by Shareholders and that policy is to consider any and all such recommendations. The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a nominee for a position on our Board of Directors. The qualifications include:

●	nominee must be recognized as successful in such nominee’s business or community efforts;
●	have a recognized reputation for honesty and integrity;
●	have demonstrated a commitment to the community in which we operate;
●	have demonstrated in meetings with the Nominating Committee a commitment to the best interest of the Company, its subsidiary Bank, and their officers, Directors, employees and Shareholders

The Nominating Committee’s process for identifying and evaluating nominees for Director, including nominees recommended by Shareholders, is to investigate whether or not such nominee meets the specific minimum qualifications adopted as a policy by the Committee through contacts the members have in their community. There are no differences in the manner in which the Committee evaluates nominees for Director whether the nominee is recommended by a committee member or a Shareholder.

We do not utilize or pay a fee to any third party (compensation consultant) to evaluate nominees for Director.

Code of Business Conduct and Ethics: We expect all of our employees to conduct themselves honestly and ethically. Our Board of Directors has adopted a Code of Ethics that applies to all employees. The Code of Ethics requires the officers, employees, and Directors to maintain the highest standards of professional ethical conduct. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of the Code. The Code of Ethics may be obtained at our website http://www.banksc.com.

Shareholder Communication with the Board of Directors: The Board of Directors has adopted a process by which Shareholders may communicate with them. Shareholders may send a written communication to Fleetwood S. Hassell, President/Chief Executive Officer, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or fax such communication to Fleetwood S. Hassell, President/Chief Executive Officer, at (843) 724-1513. A Shareholder is free to address any communication to any Director at the address of such Director set forth in this Proxy Statement. Any communication from a Shareholder received by the President shall be sent to all members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

In addition, any Shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit & Compliance Committee by writing to one or both of the following addresses:

Bank of South Carolina Corporation Audit & Compliance Committee

c/o Steve D. Swanson, Chairman

Bank of South Carolina Corporation

615 Pitt Street

Mt. Pleasant, SC 29464

bankofscreports@gmail.com

Related Party Transactions: We entered into a rental contract on May 27, 2010, with Holcombe, Fair and Lane, LLC. Charles G. Lane, Director and brother of Hugh C. Lane, Jr., Chairman of the Board of Directors, is a Managing Member of Holcombe, Fair and Lane, LLC. The original contract was a two year lease on office space at a rate of $2,095 a month. A copy of the lease was filed with the 2010 10-K. The contract was renegotiated on April 5, 2013, for larger office space at a rate of $4,000 a month. A copy of this lease was filed with the March 31, 2013 10-Q. An addendum was made to the lease on May 25, 2017, extending the lease for a period of twenty four months at a base rate of $5,000 a month. A copy of this lease was filed with the June 30, 2017 10-Q. In addition, Sass, Herrin and Associates, Inc. an appraisal firm, is on our list of approved appraisal companies. Herbert R. Sass, III, MAI, SRA, fifty percent owner of Sass, Herrin and Associates, Inc., is the brother of Douglas H. Sass, Executive Vice President. We do not have any other existing continuing contractual relationships with any Director, nominee for election as Director or Executive Officer, or any Shareholder owning, directly or indirectly, more than 5% of the shares of our common stock, or any associate of the foregoing persons. Related party transactions have been and will continue to be made as any other ordinary business transaction using substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These transactions did not and will not involve more than the normal risk of collectability or present any other unfavorable features.

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DIRECTOR COMPENSATION

The following table sets forth the information regarding the compensation earned by each Director who served on the Board of Directors during the year ended December 31, 2018. Our officers other than the Secretary do not receive payment for their participation on the Board of Directors or its Committees.

Transactions and Relations with Directors, Executive Officers, and their Associates and Affiliates of Directors

Name	Fees Earned or Paid In Cash
Susanne K. Boyd	—
David W. Bunch	$7,625
Graham M. Eubank, Jr.	$4,550
Elizabeth M. Hagood	$7,525
Fleetwood S. Hassell	—
Glen B. Haynes, DVM	$8,500
William L. Hiott, Jr.	$9,150
Richard W. Hutson, Jr.	$5,550
Charles G. Lane	$8,450
Hugh C. Lane, Jr.	—
Dr. Linda J. Bradley McKee, CPA	$6,700
Alan I. Nussbaum, MD	$6,800
Edmund Rhett, Jr. MD	$7,200
Malcolm M. Rhodes, MD	$6,250
Douglas H. Sass	—
Sheryl G. Sharry	$6,925
Steve D. Swanson	$5,700
Eugene H. Walpole, IV	—

Non-Executive-Officer Directors of the Company received $200.00 for each meeting of the Board of Directors of the Company attended. Non-Executive-Officer Directors of the Bank received $400.00 for each meeting of the Board of Directors of the Bank attended. Directors of the Company and the Bank also receive $175.00 for each Company or Bank board committee meeting attended. In addition, non-Executive-Officer Directors of the Bank received $250.00 for each Advisory Board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, Executive Officers and greater than 10% Shareholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, no person beneficially owned more than 10% of our common stock during 2018. During the fiscal year ended December 31, 2018, five executive officers and one director filed untimely Forms 4. Susanne K. Boyd, Chief Operating Officer/Executive Vice President, filed one untimely Form 4 report for one transaction. Fleetwood S. Hassell, President/Chief Executive Officer, filed one untimely Form 4 report for one transaction. Douglas H. Sass, Senior Lender/Executive Vice President, filed one untimely Form 4 report for one transaction. Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President, filed one untimely Form 4 report for one transaction. Sheryl G. Sharry, Director, filed one untimely Form 4 report for one transaction. Based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2018, all other Directors and Executive Officers complied with all applicable Section 16(a) filing requirements.

Executive Compensation-Compensation Discussion and Analysis

This section discusses our compensation program, including how it relates to the Executive Officers named in the compensation tables which follow in this section. The Executive Officers of the Company and the Bank consist of:

●	Susanne K. Boyd, Chief Operating Officer/Executive Vice President, Director
●	Fleetwood S. Hassell, President/Chief Executive Officer, Director
●	Hugh C. Lane, Jr., Chairman, Director
●	Douglas H. Sass, Senior Lender/Executive Vice President, Director
●	Eugene. H. Walpole, IV, Chief Financial Officer/Executive Vice President, Director

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Set forth below is an analysis of the objectives of our compensation program, the material compensation policy made under this program and the material factors that the Compensation Committee considers in making those decisions.

Overview of Compensation Program

The Compensation Committee of the Board of Directors, which consists solely of independent Directors, has the responsibility for developing, implementing, and monitoring adherence to our compensation philosophies and program. Our compensation program is based upon the following philosophies:

●	preserve the financial strength, safety and soundness of the Company and the Bank;
●	reward and retain key personnel by compensating them in the midpoint salary ranges at comparable financial institutions and making them eligible for the Employee Stock Ownership Plan and Trust (“ESOP”) and the Omnibus Stock Incentive Plans; and
●	focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, and maintaining appropriate levels of capital.

Our primary forms of compensation for Executive Officers include base salary, the ESOP, and the 1998 and 2010 Omnibus Stock Incentive Plans.

Base Salary

The Compensation Committee sets the base salary for the five Executive Officers. The Committee’s objectives are:

●	to encourage the achievement of our long-range objectives by providing compensation that reflects the performance of the individual and the achievement of our objectives. The level of compensation shall be reasonable based upon our goals and objectives, normal and customary levels of compensation within the banking industry (taking into consideration geographic and competitive factors), our asset quality, capital level, operations and profitability, and the duties performed and responsibilities held by the individual.

●	to establish compensation guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the banking industry.

As a smaller reporting company, defined by Item 10(f), the following table sets forth all remuneration paid during the years ended December 31, 2018, 2017, and 2016 by the Bank to the Chairman of the Board of Directors and the two most highly compensated Executive officers of the Company and the Bank for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity. We did not issue any stock awards to our Executive Officers during the years ended December 31, 2018, 2017 or 2016. No options were granted to any Executive Officer during the years ended December 31, 2018, 2017 or 2016. Additionally, there was no non-equity incentive plan compensation or nonqualified deferred compensation earnings given during the years ended December 31, 2018, 2017, and 2016.

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Bonus	All Other Compensation(2)	Total
Hugh C. Lane, Jr.	2018	$270,000	$25,300	$22,450	$317,750
Chairman of the Board	2017	$250,000	$20,150	$20,998	$291,148
	2016	$240,000	$15,100	$17,542	$272,642
Fleetwood S. Hassell	2018	$266,338	$25,300	$22,450	$314,088
President/Chief Executive Officer	2017	$248,459	$20,150	$21,107	$289,716
	2016	$231,127	$15,100	$16,932	$263,159
Douglas H. Sass	2018	$186,706	$20,300	$16,899	$223,905
Senior Lender/Executive Vice President	2017	$173,580	$15,150	$14,754	$203,484
	2016	$161,470	$12,600	$11,970	$186,040

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1)	The Compensation Committee, consisting of Graham M. Eubank, Jr., Alan I. Nussbaum, and William L. Hiott, Jr., compares salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance. Once the Compensation Committee establishes the salary levels, the salaries are recommended to the Board of Directors for approval. (See “Compensation Committee” for further discussion.) The Compensation Committee recommended and the Board of Directors approved a $20,000 increase in salary for the Chairman of the Board, an $18,581 increase in the salary of the President/Chief Executive Officer and a $13,126 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2018. The Board of Directors approved this recommendation on December 21, 2017. The Compensation Committee recommended and the Board of Directors approved a $10,000 increase in salary for the Chairman of the Board, a $17,334 increase in the salary of the President/Chief Executive Officer and a $12,110 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2017. The Board of Directors approved this recommendation on December 15, 2016. The Compensation Committee recommended and the Board of Directors approved a $16,125 increase in the salary of the President/Chief Executive Officer and an $11,265 increase in salary for the Senior Lender/Executive Vice President for the year ended December 31, 2016. The Board of Directors approved this recommendation on December 17, 2015.

2)	On November 2, 1989, the Bank adopted an ESOP to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP. (See table and discussion below for other compensation.)

The median salary for all employees other than the Executive Officers was $64,163.

Employee Stock Ownership Plan and Trust Agreement

Fleetwood S. Hassell, Douglas H. Sass, Sheryl G. Sharry, and Eugene H. Walpole, IV currently serve as Plan Administrators and as Trustees for the ESOP. Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one-year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions to the Plan are at the sole discretion of the Board of Directors. The contribution for all participants is based solely on each participant’s respective regular or base salary and wages paid by the Bank including commissions, bonuses, and overtime, if any.

The Board of Directors approved the contribution of $420,000 to the ESOP for the fiscal year ended December 31, 2018. The contribution was made during 2018.

A participant becomes vested in the ESOP based upon the employee’s credited years of service. The vesting schedule is as follows:

●	1 Year of Service	0% Vested
●	2 Years of Service	25% Vested
●	3 Years of Service	50% Vested
●	4 Years of Service	75% Vested
●	5 Years of Service	100% Vested

The Plan became effective as of January 1, 1989, was amended effective January 1, 2007, and approved by the Board of Directors on January 18, 2007. This amendment was made to comply with the Pension Protection Act of 2006. Periodically the Internal Revenue Service (“IRS”) requires a restatement of a qualified retirement plan to ensure that the plan document includes provisions required by legislative and regulatory changes made since the last restatement. There have been no substantive changes to the plan. The Board of Directors approved a restated plan, on January 26, 2012 (incorporated as Exhibit 10.5 in the 2011 10-K). The Plan was submitted to the IRS for approval and a determination letter was issued September 26, 2013, stating that the plan satisfies the requirements of Code Section 4975(e)(7). On January 26, 2017, the Board of Directors approved a restated plan (incorporated as Exhibit 10.6 in the 2016 10-K). The Plan was submitted to the IRS for approval and a determination letter was issued November 17, 2017, stating that the plan satisfies the requirements of Code Section 4975(e)(7).

The Plan currently owns 308,613 shares or 5.34% of our common stock outstanding.

The following table sets forth details of “All Other Compensation” as presented above in the Summary Compensation Table.

Name	Employee Stock Ownership Plan	Total
Hugh C. Lane, Jr.	$22,450	$22,450
Fleetwood S. Hassell	$22,450	$22,450
Douglas H. Sass	$16,899	$16,899

Omnibus Stock Incentive Plan

On April 14, 1998, the Shareholders approved the 1998 Omnibus Stock Incentive Plan. The plan was established to assist us in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and the Shareholders. This plan expired on April 14, 2008. The remaining outstanding options granted under this plan can still be exercised in accordance with the plan.

The Shareholders approved the 2010 Omnibus Stock Incentive Plan on April 13, 2010. Like the 1998 Plan, under the 2010 Plan any employee of the Company or the Bank is eligible to participate in the Plan if the Executive Committee, in its sole discretion, determines that such a person has contributed or can be expected to contribute to the profits or growth of the Company or the Bank. No member of the Committee may participate in this Plan during the time that their participation would prevent the Committee from being “disinterested” for purposes of the Securities and Exchange Commission Rule 16b-3.

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The following information with respect to the outstanding equity awards as of December 31, 2018, is presented for the named Executive Officers with additional discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018
OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested (#)
Hugh C. Lane, Jr.	—	—	—	—	—	—	—	—	—
Fleetwood S. Hassell	—	4,840	—	$8.61	June 23, 2021	—	—	—	—
Douglas H. Sass	—	2,420	—	$8.61	June 23, 2021	—	—	—	—
	—	3,630	—	$9.18	June 28, 2022	—	—	—	—

In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of our common stock or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of our stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one-year immediately following the date of acceleration but not thereafter.

In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of common stock as to which he or she has become vested. The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder’s employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five year vesting schedule. The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employment of the Company or any subsidiary from the date of the grant until the option holder’s retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five year schedule. The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employment of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five year vesting schedule. The person or persons entitled to exercise the option following the option holder’s death may exercise the option until the expiration date.

In the event the option holder remains in the continuous employment of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.

The 1998 and 2010 Omnibus Stock Incentive Plan provides for adjustment in the number of shares of common stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company’s capitalization, including stock splits and dividends.

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As shown below Fleetwood S. Hassell, President/Chief Executive Officer exercised options to purchase 2,420 shares at $8.61on June 27, 2018. The price per share on the date of exercise was $20.70. Douglas H. Sass exercised options to purchase 1,210 shares at $8.61 and 1,210 shares at $9.18 on June 25, 2018 and July 16, 2018, respectively. The price per share on the date of exercise was $20.40 and $20.80, respectively.

2018 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hugh C. Lane, Jr.		—	—	—
Fleetwood S. Hassell	2,420	$20,836	—	—
Douglas H. Sass	2,420	$21,526	—	—

Equity Compensation Plan Information

The following table summarizes the total outstanding options and the weighted-average exercise price of the Company’s equity compensation Plan as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[1]
1998 Omnibus Stock Incentive Plan approved by Shareholders[2]	—	$—	—
2010 Omnibus Stock Incentive Plan approved by Shareholders[3]	102,760	$11.71	166,158
Total	102,760	$11.71	166,158

[1]	In accordance with the 1998 Omnibus Stock Incentive Plan, options are no longer granted under this Plan. This Plan expired April 14, 2008. Options granted before this date shall remain valid in accordance with their terms.

[2]	The number of securities to be issued upon exercise of the outstanding options represents the total outstanding options under the 1998 Omnibus Stock Incentive Plan. As per the agreement, the above options shall remain valid in accordance with their terms.

[3]	The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting. There were 363,000 shares reserved under this Plan. All shares have been adjusted to reflect two 10% stock dividends declared August 27, 2015 and April 10, 2018.

During the fiscal year ended December 31, 2018, we had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits. Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week. Benefit programs provided to Executive Officers, officers and employees are listed in the table below.

Benefit Plan	Executive Officers	Officers	Full Time Employees
Employee Stock Ownership Plan	x	x	x
Medical and Dental Plans	x	x	x
Life and Disability Plans	x	x	x
Stock Option Plans	x	x	x

We do not have an employment agreement with any officer or employee. We currently believe that the named Executive Officers receive sufficient compensation that employment agreements are not necessary to induce them to remain with the Company. In addition, we do not have any agreement with the Company’s Executive Officers that provide for cash severance payments upon termination of employment or in connection with a change in control.

Although there is inherent risk in the business of banking, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us.  We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

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PROPOSAL 2: TO OBTAIN ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Shareholders of the Company to vote to approve, on a non-binding basis, the compensation of the Company's named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K of the SEC.  Accordingly, the Board of Directors recommends that you approve the compensation of the Company's named Executive Officers as described under Executive Compensation-Compensation Discussion and Analysis, the Compensation Table and narrative discussion in this Proxy Statement.

The Company seeks to align the interests of its named Executive Officers with the interests of its Shareholders.  Therefore, the Company’s compensation programs are designed to reward the named Executive Officers for the achievement of strategic and operational goals and the achievement of increased Shareholder value, while at the same time avoid encouraging of unnecessary or excessive risk-taking.  The Compensation Committee of the Board does not engage external compensation consultants to provide an independent and objective review of the Company's compensation program for executive management or to offer recommendations on this compensation program.  The Company believes that its compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of its Shareholders.

The proposal described below, commonly known as a "Say on Pay" proposal, gives you the opportunity to express your views regarding the compensation of the named Executive Officers by voting to approve or not approve such compensation as described in this Proxy Statement.  This vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee.  However, the Company, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Board recommends that the Shareholders vote in favor of the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the Company's named Executive Officers, as disclosed in the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation - Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED."

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PROPOSAL 3: TO OBTAIN ADVISORY APPROVAL OF WHETHER SHAREHOLDERS SHOULD VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION ("SAY ON PAY") PROPOSAL EVERY ONE, TWO, OR THREE YEARS

The Dodd-Frank Act requires that the Company provide Shareholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently the Company should consult the Shareholders through an advisory Say on Pay vote. Shareholders may indicate whether they would prefer that the Company conduct future Say on Pay votes every year, every two years or every three years. Shareholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that a Say on Pay vote that occurs once every three years is the most appropriate alternative for the Company and therefore the Board recommends that you vote in favor of conducting a Say on Pay vote every three years. The Board believes that a Say on Pay vote occurring every three years will provide our Shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the long-term business results of the Company for the corresponding period, while avoiding an over-emphasis on short-term variations in compensation and business results. A Say on Pay vote occurring every three years will also permit Shareholders to observe and evaluate the effect of any changes to the executive compensation policies and practices of the Company that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that is not binding on the Company, the Board of Directors and the Compensation Committee. The Company recognizes that the Shareholders may have different views as to the best approach and looks forward to hearing from the Shareholders as to their preferences on the frequency of the Say on Pay vote. The Board of Directors and Compensation Committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say on Pay votes, the Board of Directors may decide that it is in the Company’s and the Shareholders’ long-term best interest to hold a Say on Pay vote more or less frequently than the frequency receiving the most votes cast by the Shareholders.

The proxy card provides Shareholders with the opportunity to choose among four options (holding the Say on Pay vote every year, every two years, every three years or abstain from voting). Shareholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR SAY ON PAY VOTES.

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PROPOSAL 4: TO RATIFY THE APPOINTMENT BY THE AUDIT & COMPLIANCE COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2019.

The Audit & Compliance Committee of the Board of Directors has appointed Elliott Davis, LLC as our independent accounting firm for the year ended December 31, 2019, and that appointment is being submitted to Shareholders for ratification. The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit & Compliance Committee of the Board of Directors and ratified by the Shareholders at the 2018 Annual Shareholders’ Meeting. At the 2019 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the “Company”) and its sole subsidiary, The Bank of South Carolina (the “Bank”), for the fiscal year ending December 31, 2019, is hereby ratified.

If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board of Directors decides that such a change would be in the best interests of the Company and our Shareholders.

Independent Registered Public Accounting Firm

Auditing and Related Fees

The services provided by Elliott Davis, LLC include the audit of the financial statements of the Company. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal years ending December 31, 2018 and 2017. These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2018 or 2017.

A representative of Elliott Davis, LLC is expected to attend the Annual Meeting of Shareholders with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

Before the independent certified public accountants of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit & Compliance Committee. All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2018 and 2017 were preapproved by the Audit & Compliance Committee.

	2018	2017
Audit fees	$88,825	$91,897
Audit related fees	—	—
Total audit and related fees	88,825	91,897
Tax fees	13,525	16,450
Total fees	$102,350	$108,347

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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PROPOSAL 4: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

We are not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

PENDING LITIGATION

In the opinion of Management, there are no legal proceedings pending other than routine litigation incidental to our business involving amounts which are not material to the financial condition of the Company or the Bank.

ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL SHAREHOLDERS’ MEETING

Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 2020 Annual Shareholders’ meeting, must be addressed to and received in the office of the President/Chief Executive Officer no later than December 1, 2019. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.

By Order of the Board of Directors

/s/Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary
March 4, 2019

23

BANK OF SOUTH CAROLINA CORPORATION 256 MEETING STREET CHARLESTON, SC 29401

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 8, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 8, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E57508-P19011	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF SOUTH CAROLINA CORPORATION		For All	Withhold All	For All Except
The Board of Directors recommends a vote FOR ALL on the following proposal:

1.	TO ELECT 18 DIRECTORS: To hold office until the next annual meeting.	☐	☐	☐

01)	Susanne K. Boyd	11)	Dr. Linda J. Bradley McKee, CPA
02)	David W. Bunch	12)	Alan I. Nussbaum, MD
03)	Graham M. Eubank, Jr.	13)	Karen J. Phillips
04)	Elizabeth M. Hagood	14)	Malcolm M. Rhodes, MD
05)	Fleetwood S. Hassell	15)	Douglas H. Sass
06)	Glen B. Haynes, DVM	16)	Sheryl G. Sharry
07)	William L. Hiott, Jr.	17)	Steve D. Swanson
08)	Richard W. Hutson, Jr.	18)	Eugene H. Walpole, IV
09)	Charles G. Lane
10)	Hugh C. Lane, Jr.

The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain

2.	To obtain advisory approval of the Company's Executive Compensation.		☐	☐	☐

The Board of Directors recommends a vote for 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	To obtain advisory approval of whether Shareholders should vote on the Company’s Executive Compensation (“Say on Pay”) proposal every one, two, or three years.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain

4.	To ratify the appointment by the Audit & Compliance Committee of the Company's Board of Directors of Elliott Davis, LLC, as independent certified public accounting firm for the year ending December 31, 2019.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Company’s 2018 Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com and also at www.banksc.com

E57509-P19011

BANK OF SOUTH CAROLINA CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS

KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the “Company”) do hereby appoint Glen B. Haynes, DVM and Elizabeth M. Hagood, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina on Tuesday, April 9, 2019 at 2:00 p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the matters stated on the reverse side.

Each properly executed Proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted “FOR ALL” Proposal 1, “FOR” Proposal 2, “3 YEARS” for Proposal 3, and “FOR” Proposal 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote. If no specification is made, the shares represented by this Proxy will be voted “FOR ALL” Proposal 1, “FOR” Proposal 2, “3 YEARS” for Proposal 3, and “FOR” Proposal 4.

Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUE AND SIGN ON THE REVERSE SIDE